Exhibit 99.2

PRESS RELEASE

By:                    Expeditors International of Washington, Inc.

1015 Third Avenue, Suite 1200

Seattle, Washington  98104

CONTACT:	R. Jordan Gates

Chief Financial Officer

	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 2-FOR-1 STOCK SPLIT

SEATTLE, WASHINGTON – May 3, 2006, Expeditors International of Washington, Inc. (NASDAQ:EXPD), today announced that its Board of Directors has authorized a 2-for-1 stock split in the form of a stock dividend to be issued to shareholders of record as of June 9, 2006. The Company anticipates mailing certificates representing these additional shares on or about June 23, 2006. The number of common shares currently outstanding will increase from 106,678,134 to 213,356,268 as a result of the stock dividend.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 166 full-service offices, 56 satellite locations and 5 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.